CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CHRISTIE'S

EXPORT INVOICE

Account Address
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf
225 Liberty Street
29th Floor
New York, NY 10281
United States

Invoice Number	[***]
Date	13/10/2023
Account Number	[***]
Paddle Number	7012

Sale Number 21956 **Sale Title** 20th/21st Century: London Evening Sale **Sale Date** 13/10/2023

Lot	Description	Transaction	Amount	Key	VAT%	VAT	Total Amount
25	GERHARD RICHTER (B. 1932) *Abstraktes Bild* signed, numbered and dated '819-2 Richter 1994' (on the reverse) oil on canvas	Hammer Premium Artist Resale Rights	1,700,000.00 397,000.00 10,731.13	*			2,107,731.13
		Sub Total					
		Hammer	£ 1,700,000.00				£ 1,700,000.00
		Premium	£ 397,000.00				£ 397,000.00
		Artist Resale Rights	£ 10,731.13				£ 10,731.13

Total Amount Due	£ 2,107,731.13
Due Date	20 October 2023

Notes: Non UK buyers must use [***] on form C88 to reclaim VAT on export.

Premium is calculated on the hammer price as follows: 26% of the first £800,000, plus 21% of the next £3,700,000, plus 15% thereafter.

To arrange collection and to confirm the location of your property, please contact PostSaleUK@Christies.com at least 48 hours beforehand.

Christie Manson & Woods Ltd, 8 King Street, St. James's, London SW1Y 6QT.
Telephone +44 (0)20 7839 9060. Fax +44 (0)20 7389 2869.
christies.com

Registered in England [***]. VAT Number [***]. OSS VAT Registration: [***]. Jersey GST Registration: [***].
AWRS Unique Reference Number (URN): [***]

PAYMENT METHODS

Please note: Christie's will not accept payment under this invoice from any party other than the buyer of record. To assist in processing your payment efficiently, please quote your sale, invoice number and account number; these may be found on your invoice.
Payments can be made in the following ways:

Online	Through your online account at www.christies.com/MyChristies or via the 'pay by link' service. For further assistance please contact Post Sale Services.	
Wire Transfer	Lloyds Bank Plc City Office, PO Box 217 72 Lombard Street London, EC3P 3BT A/c No: [***] Sort Code: [***]	For banks asking for a Swift Code please Quote: [***]. For banks asking for an IBAN, (International Bank Account Number) please quote: [***]
Credit and Debit Card	All major credit and debit cards including China Union Pay are accepted. Please refer to the payment section of the buying guide online for further information, which can be found at "www.christies.com/buying-services/buying-guide"	

Payments may be made in person at Christie's or by contacting Post Sale Services.

Email	PostSaleUK@christies.com
Telephone	+44 (0)20 7752 3200
Mail	Christie's Client Service Centre, 8 King Street, St. James's, London SW1Y 6QT

Please see our Conditions of Sale for further information on buying at Christie's which can be found on our website: christies.com
Payment in full must be received in cleared funds before the property is released.

VAT SYMBOLS AND EXPLANATION FOR AUCTIONS

A full explanation can be found at the back of our catalogues.

No Symbol	This is a UK Margin Scheme supply in accordance with S.50A of VATA 1994 and Art. 12 of SI 1995/1268. No VAT is charged on the hammer price. UK VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis. Non-UK buyers must export goods within 90 days from sale date to secure a VAT refund.
†	Lot is subject to standard UK VAT rules and 20% VAT applies on both the hammer price and the buyer's premium. Non-UK buyers must export goods within 90 days from sale date to secure a VAT refund.
Θ	No UK VAT is payable on the hammer price or the buyer's premium for qualifying zero rated items 'Books' Group 3, VATA94; 'Charities' Group 15, VATA94.
*	Item imported from outside of the UK and subject to Temporary Admission. An amount in lieu of import tax has been applied to the hammer price at 5%. VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis under UK Margin Scheme rules. Non-UK buyers must export goods within 30 days from collection but within 90 days from sale date to secure a VAT refund. Good must be exported via a controlled export using '[***]'.
Ω	Item imported from outside of the UK and subject to Temporary Admission. An amount in lieu of import tax has been applied to the hammer price at 20. Customs Duty may be charged at the applicable rate. VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis under UK Margin Scheme rules. Non-UK buyers must export goods within 30 days from collection but within 90 days from sale date to secure a VAT refund. Good must be exported via a controlled export using 'CPC 3153000'.
‡	Wine Invoiced 'out of bond'. Excise Duty as applicable is added to the hammer price and Clearance VAT at 20% is charged on the Duty inclusive hammer price. The buyer's premium is invoiced under standard UK VAT rules and VAT is charged at 20%. UK VAT Reg buyers must be in possession of a C79 to recover Clearance VAT as input tax. Please contact Christie's Post Sale team with you UK EORI number to arrange the clearance of the goods at 20%.
‡*	Wine invoiced 'in bond'. No Excise Duty or Clearance VAT is charged on the Hammer price. The buyer's premium is invoiced under standard UK VAT rules and VAT is charged at 20%.